                                                                    Exhibit K(3)


                                     FORM OF
             BLACKROCK STRATEGIC MUNICIPAL BROKER-DEALER AGREEMENT
                    Basic Terms for Acting as a Broker-Dealer
                                 [    ], 1999

                  These basic terms ("Basic Terms") set forth the general terms and conditions pursuant to which a broker-dealer identified in an Acceptance Letter (together with its successors and assigns, a "BD") will act as a broker-dealer for Municipal Auction Rate Cumulative Preferred Shares ("Preferred Shares") issued by The BlackRock Pennsylvania Strategic Municipal Trust and by the BlackRock Strategic Municipal Trust, each an investment company registered under the Investment Company Act of 1940, as amended (each a "Trust"), for which BlackRock Advisors Inc. (the "Adviser") is the investment adviser.

                  Each Trust has issued or may issue Preferred Shares, pursuant to its Agreement and Declaration of Trust, as amended or supplemented by the Statement (as defined below) of such Trust. A bank or trust company specified in the Request Letter will act as the auction agent (the "Auction Agent") of such Trust pursuant to authority granted it in the Auction Agency Agreement.

                  The Statement of each Trust will provide that, for each Subsequent Rate Period of any series of Preferred Shares of such Trust then outstanding, the Applicable Rate for such series for such Subsequent Rate Period shall, except under certain conditions, be the rate per annum that the Auction Agent of such Trust advises results from implementation of the Auction Procedures for such series. The Board of Trustees or a committee thereof of each Trust will adopt a resolution appointing the Auction Agent as auction agent for purposes of the Auction Procedures for each series of Preferred Shares of such Trust.

                  The Auction Procedures of each Trust will require the participation of one or more Broker-Dealers for each series of Preferred Shares of such Trust. BD will act as a Broker-Dealer for each series of Preferred Shares of each Trust identified in a Request Letter.

1.  Definitions and Rules of Construction.

                  1.1  Terms Defined by Reference to Statement.

                  Capitalized terms not defined herein shall have the respective meanings specified in the Statement of the relevant Trust.

     1.2  Terms Defined Herein.

  As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Acceptance Letter" shall mean the letter from Adviser to BD pursuant to which the Adviser appoints BD as a Broker Dealer for each series of Preferred Shares issued by any Trust that has executed a Request Letter.

          (b) "Agreement", with respect to any Trust, shall mean the Basic Terms, together with the Acceptance Letter and the Request Letter relating to one or more series of Preferred Shares of such Trust and any other substantially similar agreement among such Trust, the Adviser, any Auction Agent for such Trust and/or BD.

          (c) "Auction" shall have the meaning specified in Section 2.1 hereof.

          (d) "Auction Agency Agreement", with respect to any Trust, shall mean the Auction Agency Agreement between such Trust and the Auction Agent relating to one or more series of Preferred Shares of such Trust.

          (e) "Auction Procedures", with respect to any Trust, shall mean the auction procedures constituting Part II of the form of Statement of such Trust as of the filing thereof.

          (f) "Authorized Officer" of an Auction Agent shall mean each Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer and Assistant Secretary of such Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of such Auction Agent designated as an "Authorized Officer" for purposes of the Agreement in a communication to BD.

          (g) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of the Agreement in a communication to any Auction Agent.

          (h) "Preferred Shares" shall mean the preferred shares, par value $.001 per share, of any Trust designated as its "Municipal Auction Rate Cumulative Preferred Shares" and bearing such further designation as to series as the

Board of Trustees of such Trust or any committee thereof shall specify, as set forth in a Request Letter.

          (i) "Request Letter", with respect to any Trust, shall mean the letter from such Trust to the Adviser and the Auction Agent for such Trust pursuant to which such Trust appoints BD as a Broker-Dealer for each series of Preferred Shares of such Trust.

          (j) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

          (k) "Statement", with respect to any Trust, shall mean the Statement of Preferences of one or more series of Municipal Auction Rate Cumulative Preferred Shares, as adopted by such Trust, a copy of which will be attached to the Request Letter of such Trust.

     1.3  Rules of Construction.

  Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of each Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of such Agreement nor shall they affect its meaning, construction or effect.

          (c) The words "hereof", "herein", "hereto", and other words of similar import refer to such Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

          (e) Section 1 and 2 hereof shall be read in conjunction with the Statement and in the event of any conflict with the Statement the Statement shall take precedent.

2. The Auction.

     2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

          (a) The provisions of the Auction Procedures of any Trust will be followed by the Auction Agent of such Trust for the purpose of determining the Applicable Rate for any Subsequent Rate Period of any series of Preferred Shares of such Trust for which the Applicable Rate is to be determined by an Auction. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

          (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

          (c) BD agrees to act as, and assumes the obligations of, and limitations and restrictions placed upon, a Broker-Dealer under each Agreement for each series of Preferred Shares. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in the Auction Procedures may execute Agreements and participate as Broker-Dealers in Auctions.

     2.2  Preparation for Each Auction.

          (a) Not later than 9:30 A.M. on each Auction Date for any series of Preferred Shares, the Auction Agent for such series shall advise the Broker-Dealers for such series by telephone of the Maximum Rate therefor and the Reference Rate(s) and Treasury Note Rate(s), as the case may be, used in determining such Maximum Rate.

          (b) In the event that any Auction Date for any series of Preferred Shares shall be changed after the Auction Agent for such series has given the notice referred to in clause (vi) of paragraph (a) of the Settlement Procedures, or after the notice referred to in Section 2.5(a) hereof, if applicable, such Auction Agent, by such means as such Auction Agent deems practicable, shall give notice of such change to BD, if it is a Broker-Dealer for such series, not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

          (c) For purposes of maintaining its list of Existing Holders, the Auction Agent for any series of Preferred Shares from time to time may request any Broker-Dealer to provide such Auction Agent with a list of Persons who such Broker-Dealer believes should be Existing Holders based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of shares of such series of Preferred Shares such Broker-Dealer believes are owned by such Person. BD shall comply with any such request relating to a series of Preferred Shares in respect of which BD was named a Broker-Dealer, and the Auction Agent shall keep confidential any such information so provided by BD and shall not disclose any information so provided by BD to any Person other than the Trust and BD.

          (d) BD agrees to maintain a list of customers relating to a series of Preferred Shares and to use its best efforts, subject to existing laws and regulations, to contact the customers on such list whom BD believes may be interested in participating in the Auction on each Auction Date, as a Potential Holder or a Potential Beneficial Owner, for the purposes set forth in the Auction Procedures. Nothing herein shall require BD to submit an Order for any customer in any Auction.

          (e) The Auction Agent's registry of Existing Holders of shares of a series of Preferred Shares shall be conclusive and binding on BD. BD may inquire of the Auction Agent between 3:00 P.M. on the Business Day preceding an Auction for shares of a series of Preferred Shares and 9:30 A.M. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined BD to be an Existing Holder. If BD believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to BD's inquiry, BD may so inform the Auction Agent of that belief. BD shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to BD's inquiry.

     2.3  Auction Schedule; Method of Submission of Orders.

          (a) Each Trust and the Auction Agent for such Trust shall conduct Auctions for Preferred Shares in accordance with the schedule set forth below. Such schedule with respect to any series of Preferred Shares of any Trust may be changed by the Auction Agent for such series with the consent of such Trust, which consent shall not be unreasonably withheld. Such Auction Agent shall give written notice of any such change to each Broker-Dealer of such series. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which such change shall be effective.

Time                            Event
----                            -----

By 9:30 A.M                     Auction Agent for such series advises such Trust
                                and the Broker-Dealers for such series of the applicable Maximum Rate and the Reference
                                Rate(s) and Treasury Note Rate(s), as the case may be, used in determining such Maximum Rate as set forth in Section 2.2(a) hereof.

9:30 A.M. - 1:30 P.M.           Auction Agent assembles information communicated
                                to it by Broker-Dealers as provided in Section
                                2(a) of the Auction Procedures of such Trust.
                                Submission Deadline is 1:30 P.M.

Not earlier than 1:30 P.M.      Auction Agent makes determinations pursuant to
                                Section 3(a) of the Auction Procedures of such Trust.

By approximately 3:00 P.M.      Auction Agent advises Trust of results of
                                Auction as provided in Section 3(b) of the Auction Procedures of such Trust.

                                Submitted Bids and Submitted Sell Orders are accepted and rejected and shares of such series of Preferred Shares allocated as provided in
                                Section 4 of the Auction Procedures of such Trust.

                                Auction Agent gives notice of Auction results as set forth in Section 2.4(a) hereof.

          (b) BD shall submit Orders to the appropriate Auction Agent in writing substantially in the form attached hereto as Exhibit B. BD shall submit a separate Order to such Auction Agent for each Potential Holder or Existing Holder with respect to whom BD is submitting an Order and shall not otherwise net or aggregate such Orders prior to their submission to such Auction Agent.

          (c) BD shall deliver to the appropriate Auction Agent (i) a written notice in substantially the form attached hereto as Exhibit C of transfers of Preferred Shares to BD from another Person other than pursuant to an Auction and
(ii) a written notice substantially in the form attached hereto as Exhibit D, of the failure of any Preferred Shares to be transferred to or by any Person that purchased or sold Preferred Shares through BD pursuant to an Auction. Such Auction Agent is not required to accept any such notice described in clause (i) for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

          (d) BD and other Broker-Dealers may submit Orders in Auctions for their own accounts (including Orders for their own accounts where the Order is placed beneficially for a customer) unless the relevant Trust shall have notified BD and all other Broker-Dealers that they may no longer do so, in which case Broker-Dealers may continue to submit Hold Orders and Sell Orders for their own accounts. Any Broker-Dealer that is an affiliate of the Trust may submit Orders in auctions, but only if such Orders are not for its own account. For purposes of this Section 2.3(d), a Broker-Dealer shall not be deemed to be an affiliate of the Trust solely because one or more of the directors or executive officers of such Broker-Dealer or any Person controlled by, in control of or under common control with such Broker-Dealer is also a Director of the Trust.

          (e) BD agrees to handle its customers' orders in accordance with its duties under applicable securities laws and rules.

          (f) To the extent that pursuant to Section 4 of the Auction Procedures of any Trust, BD continues to hold, sells, or purchases a number of shares that is fewer than the number of shares in an Order submitted by BD to the Auction Agent in which BD designated itself as an Existing Holder or Potential Holder in respect of customer Orders, BD shall make appropriate pro rata allocations among its customers for which it submitted Orders of similar tenor. If as a result of such allocations, any Beneficial Owner would be entitled or required to sell, or any Potential Beneficial Owner would be entitled or required to purchase, a fraction of a Preferred Share on any Auction Date, BD shall, in such manner as it shall determine in its sole discretion, round up or down the number of Preferred Shares to be purchased or sold on such Auction Date by any Beneficial Owner or Potential Beneficial Owner on whose behalf BD submitted an Order so that the number of shares so purchased or sold by each such Beneficial Owner or Potential Beneficial Owner on such Auction Date shall be whole shares.

     2.4  Notices.

          (a) On each Auction Date for any series of Preferred Shares, the Auction Agent for such series shall notify BD, if BD is a Broker-Dealer of such series, by telephone of the results of the Auction as set forth in paragraph (a) of the

Settlement Procedures. By approximately 11:30 A.M. on the Business Day next succeeding such Auction Date, the relevant Auction Agent shall confirm to BD in writing the disposition of all Orders submitted by BD in such Auction.

          (b) BD shall notify each Existing Holder, Potential Holder, Beneficial Owner or Potential Beneficial Owner of Preferred Shares with respect to whom BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

     2.5  Designation of Special Rate Period.

          (a) If any Trust delivers to its Auction Agent a notice of the Auction Date for any series of Preferred Shares of such Trust for a Rate Period thereof that next succeeds a Rate Period that is not a Minimum Rate Period in the form of Exhibit C to the Auction Agency Agreement, and BD is a Broker-Dealer of such series, the Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from such Trust.

          (b) If the Board of Trustees of any Trust proposes to designate any succeeding Subsequent Rate Period of any series of Preferred Shares of such Trust as a Special Rate Period and such Trust delivers to its Auction Agent a notice of such proposed Special Rate Period in the form of Exhibit D to the Auction Agency Agreement, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from the Trust.

          (c) If the Board of Trustees of any Trust determines to designate such succeeding Subsequent Rate Period as a Special Rate Period, and such Trust delivers to its Auction Agent a notice of such Special Rate Period in the form of Exhibit E to the Auction Agency Agreement not later than 11:00 A.M. on the second Business Day next preceding the first day of such Rate Period (or by such later time or date, or both, as may be agreed to by such Auction Agent), and BD is a Broker-Dealer for such series, such Auction Agent shall deliver such notice to BD not later than 3:00 P.M. on such second Business Day (or, if such Auction Agent has agreed to a later time or date, as promptly as practicable thereafter).

          (d) If any Trust shall deliver to its Auction Agent a notice not later than 11:00 A.M. on the second Business Day next preceding the first day of any Rate Period (or by such later time or date, or both, as may be agreed to by such Auction Agent) stating that such Trust has determined not to exercise its option to designate such succeeding Subsequent Rate Period as a Special Rate Period, in the form of Exhibit F to the Auction Agency Agreement, or shall fail to timely deliver either such notice or a notice in the form of Exhibit E to the Auction Agency Agreement, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver a notice in the form of Exhibit F to the Auction Agency Agreement to BD not later than 3:00 P.M. on such second Business Day (or, if such Auction Agent has agreed to a later time or date, as promptly as practicable thereafter).

     2.6  Allocation of Taxable Income.

  If any Trust delivers to its Auction Agent a notice in the form of Exhibit I to the Auction Agency Agreement designating all or a portion of any dividend on shares of any series of Preferred Shares of such Trust to consist of net capital gains or other income taxable for Federal income tax purposes, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver such notice to BD on the Business Day following its receipt of such notice from such Trust. On or prior to the Auction Date referred to in such notice, BD will contact each of its customers that is a Beneficial Owner of shares of such series of Preferred Shares or a Potential Beneficial Owner of shares of such series of Preferred Shares interested in submitting an Order in the Auction to be held on such Auction Date, and BD will notify such Beneficial Owners and Potential Beneficial Owners of the contents of such notice. BD will be deemed to have notified such Beneficial Owners and Potential Beneficial Owners if, for each of them, (i) BD makes a reasonable effort to contact such Beneficial Owner or Potential Beneficial Owner by telephone, and (ii) upon failing to contact such Beneficial Owner or Potential Beneficial Owner by telephone BD mails written notification to such Beneficial Owner or Potential Beneficial Owner at the mailing address indicated in the account records of BD.

  The Auction Agent for any series of Preferred Shares shall be required to notify BD if it is a Broker-Dealer for such series within two Business Days after each Auction of such series of the Auction Agent's receipt of notice from the Trust that such Auction involves an allocation of income taxable for Federal income tax purposes as to the dollar amount per share of such taxable income and income exempt from Federal income taxation included in the related dividend.

     2.7  Failure to Deposit.

          (a)  If:

               (i) any Failure to Deposit shall have occurred with respect to shares of any series of Preferred Shares of any Trust during any Rate Period thereof (other than any Special Rate Period of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with Section 2.7 of the Auction Agency Agreement and such Trust shall have paid to the Auction Agent for such series the applicable Late Charge as described in Section 2.7 of the Auction Agency Agreement, then, if BD is a Broker-Dealer for such series, such Auction Agent shall deliver a notice in the form of Exhibit G to the Auction Agency Agreement by first-class mail, postage prepaid, to BD not later than one Business Day after its receipt of the payment from such Trust curing such Failure to Deposit and such Late Charge.

          (b) If:

               (i) any Failure to Deposit shall have occurred with respect to shares of any series of Preferred Shares of any Trust during any Rate Period thereof (other than any Special Rate Period of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred but has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured as described in Section 2.7 of the Auction Agency Agreement or such Trust shall not have paid to the Auction Agent for such series the applicable Late Charge described in Section 2.7 of the Auction Agency Agreement; or

               (ii) any Failure to Deposit shall have occurred with respect to shares of any series of Preferred Shares of any Trust during a Special Rate Period thereof of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured as described in
     Section 2.7 of the Auction Agency Agreement or such Trust shall not have paid to the Auction Agent for such series the applicable Late Charge described in Section 2.7 of the Auction Agency Agreement; then such Auction Agent shall deliver a notice in the form of Exhibit H to the Auction Agency Agreement to the Broker-Dealers for such series not later than one Business Day after the receipt of the payment from such Trust curing such Failure to Deposit and such Late Charge.

           2.8  Service Charge to be Paid to BD.

           On the Business Day next succeeding each Auction Date for any series of Preferred Shares specified in, or on Schedule A to, the Request Letter of any Trust, the Auction Agent for such series shall pay to BD from monies received from such Trust an amount equal to the product of (a) (i) in the case of any Auction Date immediately preceding a Rate Period of such series consisting of 364 Rate Period Days or fewer, 1/4 of 1%, or (ii) in the case of any Auction Date immediately preceding a Rate Period of such series consisting of more than 364 Rate Period Days, such percentage as may be agreed upon by such Trust and BD with respect to such Rate Period, times (b) a fraction, the numerator of which is the number of Rate Period Days in the Rate Period therefor beginning on such Business Day and the denominator of which is 365 if such Rate Period consists of 7 Rate Period Days and 360 for all other Rate Periods, times (c) $25,000 times
(d) the sum of (i) the aggregate number of shares of such series placed by BD in such Auction that were (A) the subject of Submitted Bids of Existing Holders submitted by BD and continued to be held as a result of such submission and (B) the subject of Submitted Bids of Potential Holders submitted by BD and purchased as a result of such submission plus (ii) the aggregate number of shares of such series subject to valid Hold Orders (determined in accordance with paragraph (d) of Section 2 of the Auction Procedures) submitted to the Auction Agent by BD plus (iii) the number of Preferred Shares deemed to be subject to Hold Orders of Existing Holders pursuant to paragraph (c) of Section 2 of the Auction Procedures of such Trust that were acquired by BD for its own account or were acquired by BD for its customers who are Beneficial Owners.

           For purposes of subclause (d)(iii) of the foregoing paragraph, if any Existing Holder or Beneficial Owner who acquired shares of any series of Preferred Shares through BD transfers of those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD; provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

     2.9  Settlement.

          (a) If any Existing Holder or Beneficial Owner with respect to whom BD has submitted a Bid or Sell Order for Preferred Shares of any series that was accepted in whole or in part fails to instruct its Agent Member to deliver the Preferred Shares subject to such Bid or Sell Order against payment therefor, BD, if it knows the identity of such Agent Member, shall instruct such Agent Member to deliver such shares against payment therefor and, if such Agent Member fails to comply with such instructions, BD may deliver to the Potential Holder or Potential Beneficial Owner with respect to whom BD submitted a Bid for Preferred Shares of such series that was accepted in whole or in part a number of Preferred Shares of such series that is less than the number of Preferred Shares of such series specified in such Bid to be purchased by such Potential Holder or Potential Beneficial Owner.

          (b) Neither the Auction Agent nor the Trust shall have any responsibility or liability with respect to the failure of an Existing Holder, Beneficial Owner, Potential Holder or Potential Beneficial Owner or its respective Agent Member to deliver Preferred Shares of any series or to pay for Preferred Shares of any series sold or purchased pursuant to the Auction Procedures or otherwise.

          (c) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event BD is an Existing Holder with respect to shares of a series of Preferred Shares and the Auction Procedures provide that BD shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if BD fails to submit an Order in that Auction with respect to such shares, BD shall have no liability to any Person for failing to sell such shares pursuant to such a deemed Sell Order if (i) such shares were transferred by the beneficial owner thereof without notification of such transfer in compliance with the Auction Procedures or (ii) BD has indicated to the Auction Agent pursuant to Section 2.2(e) of this Agreement that, according BD's records, BD is not the Existing Holder of such shares.

          (d) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a series of Preferred Shares with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of Preferred Shares that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

          (e) Notwithstanding the foregoing terms of this Section, any delivery or non-delivery of Preferred Shares of any series which represents any departure from the results of an Auction for shares of such series, as determined by the Auction Agent, shall be of no effect for purposes of the registry of Existing Holders maintained by the Auction Agent pursuant to the Auction Agency Agreement unless and until the Auction Agent shall have been notified of such delivery or non-delivery.

          (f) The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.9.

3. The Auction Agent.

     3.1  Duties and Responsibilities.

          (a) Each Auction Agent is acting solely as agent for the Trusts with whom such Auction Agent has entered into Request Letters and owes no fiduciary duties to any other Person, other than such Trusts, by reason of the Agreements to which such Auction Agent is a party.

          (b) Each Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in the Agreements to which it is a party, and no implied covenants or obligations shall be read into such Agreements against such Auction Agent.

          (c) In the absence of bad faith or negligence on its part, each Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under the Agreements to which it is a party. Each Auction Agent shall not be liable for any error of judgment made in good faith unless such Auction Agent shall have been negligent in ascertaining the pertinent facts.

     3.2  Rights of the Auction Agents.

          (a) Each Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed in good faith by it to be genuine. Each Auction Agent shall not be liable for acting upon any telephone communication authorized by the Agreements to which it is a party that such Auction Agent believes in good faith to have been given by the appropriate Trust, by the Adviser or by a Broker-Dealer. Each Auction Agent may record telephone communications with the Broker-Dealers.

          (b) Each Auction Agent may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) Each Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

     3.3 Auction Agents' Disclaimers. Each Auction Agent makes no representation as to the validity or adequacy of the Agreements to which it is a party, the Auction Agency Agreements to which it is a party or the Preferred Shares of any series.

4. Miscellaneous.

     4.1  Termination.

     Any party to any Agreement may terminate such Agreement at any time on five days' notice to the other parties to such Agreement, provided that the Trust party to such Agreement shall not terminate the Agreement unless at least one Broker-Dealer Agreement would be in effect for each series of Preferred Shares of such Trust after such termination. Each Agreement shall automatically terminate with respect to any series of Preferred Shares with respect to which the relevant Auction Agency Agreement has terminated.

     4.2 Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

          (a) BD is, and shall remain for the term of the Agreements, a member of, or participant in, the Securities Depository (or an affiliate of such a member or participant).

          (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the Preferred

Shares available in same-day funds on each Dividend Payment Date to customers that use BD or affiliate as Agent Member.

     4.3  Communications.

     Except for (i) communications authorized to be by telephone by the Agreement of any Trust or the Auction Procedures of such Trust and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party under such Agreement shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:



If to a Trust,                       [Name of Trust]

addressed:                           c/o BlackRock Financial Management, Inc.
                                     345 Park Avenue, New York, New York 10154
                                     Attention: [          ]
                                     Telecopier No.: (212) 754-8775
                                     Telephone No.: (888) 825-2257

If to the Adviser,                   BlackRock Advisors, Inc.

addressed:                           345 Park Avenue, New York, New York 10154
                                     Attention: [          ]
                                     Telecopier No.: (212) 754-8775
                                     Telephone No.: (888) 825-2257

If to BD, to the
address or telecopy number
as set forth in the Acceptance
Letter,

If to an Auction
Agent, to the address
or telecopy number as set
forth in the Request Letter,


or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of an Auction Agent by an Authorized Officer of such Auction Agent. BD may record telephone communications with any Auction Agent.

     4.4  Entire Agreement.

     Each Agreement contains the entire agreement among the parties thereto relating to the subject matter thereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, among the parties thereto relating to the subject matter thereof. Each Agreement supersedes any prior agreement to which BD was a party in respect of any Trust.

     4.5  Benefits.

     Nothing in any Agreement, express or implied, shall give to any person, other than the Trust party to such Agreement, the Adviser, the Auction Agent party to such Agreement and BD and their respective successors and assigns, any benefit or any legal or equitable right, remedy or claim under such Agreement.

     4.6  Amendment; Waiver.

          (a) Each Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

          (b) Failure of any party to any Agreement to exercise any right or remedy thereunder in the event of a breach thereof by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          (c) Notwithstanding any provision hereof to the contrary, the Trust may (a) upon five business days' notice to the Auction Agent and you, amend, alter or repeal any of the provisions contained herein, it being understood and agreed that you shall be deemed to have accepted any such amendment, alteration or repeal if, after the expiration of such five business day period, you submit an Order to the Auction Agent in respect of the Preferred Shares of the Trust to which such amendment, alteration or repeal relates, and (b) upon two business days' notice to the Auction Agent and you, exclude you from participating as a Broker-Dealer in any particular auction for any particular series of Preferred Shares.

     4.7  Successors and Assigns.

     Each Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the Trust party to such Agreement, the Adviser, the Auction Agent party to such Agreement and BD.

     4.8  Severability.

     If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

     4.9  Governing Law.

     Each Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     4.10 Declaration of Trust.

     Each Agreement to which a Trust that is a Delaware business trust is a party has been executed on behalf of such Trust by the Vice President and Treasurer of such Trust acting in such capacity and not individually, and the obligations of such Trust set forth in such Agreement are not binding upon any of such Trust's trustees, officers or shareholders individually, but are binding only upon the assets and property of such Trust.

                                   EXHIBIT A

                             SETTLEMENT PROCEDURES


  Capitalized terms used herein have the respective meanings specified in the forepart of this Prospectus or the Glossary, as the case may be.

    (a) On each Auction Date for the Preferred Shares, the Auction Agent shall notify by telephone the Broker-Dealers that participated in the Auction for such shares held on such Auction Date and submitted an Order to the Auction Agent for such shares as or on behalf of an Existing Holder or Potential Holder of:

      (i) the Applicable Rate for such shares fixed for the next succeeding Rate Period of such shares;

      (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate for such shares;

      (iii) if such Broker-Dealer submitted a Bid or a Sell Order to the Auction Agent for such shares as or on behalf of an Existing Holder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the number of shares, if any, of the Preferred Shares then outstanding to be sold by such Existing Holder;

      (iv) if such Broker-Dealer submitted a Bid in the Auction Agent for such shares as or on behalf of a Potential Holder, whether such Bid was accepted or rejected, in whole or in part, and the number of shares, if any, of the Preferred Shares to be purchased by such Potential Holder;

      (v) if the aggregate number of Preferred Shares to be sold by all Existing Holders with respect to whom such Broker-Dealer submitted Bids or Sell Orders to the Auction Agent for such shares is different than the aggregate number of Preferred Shares to be purchased by all Potential Holders with respect to whom such Broker-Dealer submitted Bids to the Auction Agent for such shares, the name or names of one or more other Broker-Dealers (and the Agent Member, if any, of each such other Broker-Dealer) and the number of Preferred Shares to be (x) purchased from one or more Existing Holders with respect to whom such other Broker-Dealers submitted Bids or Sell Orders to the Auction Agent for such shares, or (y) sold to one or more Potential Holders with respect to whom such other Broker-Dealers submitted Bids to the Auction Agent for such shares; and

      (vi) the scheduled Auction Date of the next succeeding Auction for such shares.

    (b) On each Auction Date for any Preferred Shares, each Broker-Dealer that submitted an Order to the Auction Agent for such shares as or on behalf of any Existing Holder or Potential Holder shall:

      (i) advise each Existing Holder and Potential Holder (and each Beneficial Owner and Potential Beneficial Owner) with respect to whom such Broker-Dealer submitted a Bid or Sell Order to the Auction Agent for such shares whether such Bid or Sell Order was accepted or rejected, in whole or in part;

      (ii) instruct each Potential Holder (and each Potential Beneficial Owner) with respect to whom such Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted, in whole or in part, to instruct such Bidder's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of Preferred Shares to be purchased pursuant to such Bid against receipt of such shares;

     (iii) instruct each Existing Holder (and each Beneficial Owner) with respect to whom such Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted, in whole or in part, or a Sell Order for such shares that was accepted, in whole or in part, to instruct such Bidder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of Preferred Shares to be sold pursuant to such Bid or Sell Order against payment therefor;

     (iv) advise each Existing Holder (and each Beneficial Owner) with respect to whom such Broker-Dealer submitted an Order to the Auction Agent for such shares and each Potential Holder (and each Potential Beneficial Owner) with respect to whom such Broker-Dealer submitted a Bid to the Auction Agent for such shares of the Applicable Rate for such shares for the next succeeding Rate Period of such shares;

     (v) advise each Existing Holder (and each Beneficial Owner) with respect to whom such Broker-Dealer submitted an Order to the Auction Agent for such shares of the Auction Date of the next succeeding Auction for such shares; and

    (vi) advise each Potential Holder (and each Potential Beneficial Owner) with respect to whom such Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted, in whole or in part, of the Auction Date of the next succeeding Auction for such shares.

  (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order to the Auction Agent for any Preferred Shares shall allocate any funds received by it (or its Agent Member) in respect of such shares pursuant to paragraph (b)(ii) above and any Preferred Shares received by it (or its Agent Member) pursuant to paragraph
(b)(iii) above among the Potential Holders and Potential Beneficial Owners, if any, with respect to whom such Broker-Dealer submitted Bids to the Auction Agent for such shares, the Existing Holders and Beneficial Owners, if any, with respect to whom such Broker-Dealer submitted Bids or Sell Orders to the Auction Agent for such shares, and any Broker-Dealers identified to it by the Auction Agent pursuant to paragraph (a)(v) above.

  (d) On the Business Day after the Auction Date, the Securities Depository shall execute the transactions described above, debiting and crediting the accounts of the respective Agent Members as necessary to effect the purchases and sale of Preferred Shares as determined in the Auction for such shares.

                                    EXHIBIT B
         [Name of Trust]

         $____ Municipal Auction Rate Cumulative Preferred Shares, Series_____

         $____ Municipal Auction Rate Cumulative Preferred Shares, Series_____

AUCTION DATE:
             ------------

ISSUE:               SERIES:
      ---------------       -------------

THE UNDERSIGNED Broker-Dealer SUBMITS THE FOLLOWING ORDERS ON BEHALF OF THE BIDDER(S) LISTED BELOW:

================================================================================
                          ORDERS BY EXISTING HOLDERS -
                           NUMBER OF PREFERRED SHARES


EXISTING HOLDER          HOLD       BID/RATE                   SELL

1.                                              /
------------------------ ---------- -------------------------- ----------------

2.                                              /
------------------------ ---------- -------------------------- ----------------

3.                                              /
------------------------ ---------- -------------------------- ----------------

4.                                              /
------------------------ ---------- -------------------------- ----------------

5.                                              /
------------------------ ---------- -------------------------- ----------------

6.                                              /
------------------------ ---------- -------------------------- ----------------

7.                                              /
------------------------ ---------- -------------------------- ----------------

8.                                              /
------------------------ ---------- -------------------------- ----------------

9.                                              /
------------------------ ---------- -------------------------- ----------------

10.                                             /
------------------------ ---------- -------------------------- ----------------

                          ORDERS BY POTENTIAL HOLDERS-
                           NUMBER OF PREFERRED SHARES


POTENTIAL HOLDER                    BID/RATE

1.                                                         /
-----------------------------       -------------------------------------------

2.                                                         /
-----------------------------       -------------------------------------------

3.                                                         /
-----------------------------       -------------------------------------------

4.                                                         /
-----------------------------       -------------------------------------------

5.                                                         /
-----------------------------       -------------------------------------------

6.                                                         /
-----------------------------       -------------------------------------------

7.                                                         /
-----------------------------       -------------------------------------------

8.                                                         /
-----------------------------       -------------------------------------------

9.                                                         /
-----------------------------       -------------------------------------------

10.                                                        /
-----------------------------       -------------------------------------------

11.                                                        /
-----------------------------       -------------------------------------------

12.                                                        /
-----------------------------       -------------------------------------------

13.                                                        /
-----------------------------       -------------------------------------------

14.                                                        /
-----------------------------       -------------------------------------------

15.                                                        /
-----------------------------       -------------------------------------------

NOTES:

1. If one or more Orders covering in the aggregate more than the number of outstanding Preferred Shares held by any Existing Holder are submitted, such Orders shall be considered valid in the order of priority set forth in the Auction Procedures.

2. A Hold Order or Sell Order may be placed only by an Existing Holder covering a number of Preferred Shares not greater than the number of Preferred Shares currently held by such Existing Holder.

3. Potential Holders may make Bids only, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.

4. Bids may contain no more than three figures to the right of the decimal point (.001 of 1%).

================================================================================

                                 [AUCTION AGENT]
                                AUCTION BID FORM

NAME OF AUTHORIZED Broker-Dealer:
                                 --------------------------

Submit to:


SIGNATURE:
          ---------------------------------

                                  TOTAL NUMBER OF ORDERS ON THIS BID FORM:
================================================================================

                                    EXHIBIT C

(To be used only for transfers made to a Broker-Dealer other than pursuant to an Auction)

                                 [NAME OF TRUST]

               MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED SHARES,
                                   SERIES
                                         -----

                                  TRANSFER FORM


We are the Broker-Dealer to whom the Existing Holder or Beneficial Owner named below transferred shares of the above series of Preferred Shares other than pursuant to an Auction. We hereby notify you that such Existing Holder or
Beneficial Owner has transferred       shares of the above series of Preferred
                                -------
Shares to us.



                                   ---------------------------------------------
                                   (Name of Existing Holder or Beneficial Owner)


                                   ---------------------------------------------
                                   (Name of Broker-Dealer)



                                   ---------------------------------------------
                                   By:
                                   Printed Name:
                                   Title:

                                    EXHIBIT D

                    (To be used only for failures to deliver
                  Preferred Shares sold pursuant to an Auction)
                                 [NAME OF TRUST]

               MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED SHARES,
                                   SERIES
                                         -----

                         NOTICE OF A FAILURE TO DELIVER

Complete either I or II


I. We are a Broker-Dealer for ________________ (the "Purchaser"), which purchased _______ shares of the above series of Preferred Shares in the Auction held on _____ from the seller of such shares.

II. We are a Broker-Dealer for ____________ (the "Seller"), which sold ________ shares of the above series of Preferred Shares in the Auction held on ______ to the purchaser of such shares.


     We hereby notify you that (check one) -

[_]  the Seller failed to deliver such Preferred Shares to the Purchaser

[_] the Purchaser failed to make payment to the Seller upon delivery of such Preferred Shares


                                   ----------------------------------------
                                   (Name of Broker-Dealer)



                                   ----------------------------------------
                                   By:
                                   Printed Name:
                                   Title:


                                      D-1